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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

                                 Houston, Texas
$3,000,000.00                                                 September 15, 2000

         FOR VALUE RECEIVED, PowerBrief, Inc., a Delaware corporation with its chief executive office and principal place of business at 5858 Westheimer, Suite 500, Houston, Texas 77057 ("Maker") promises to pay to Integrated Orthopaedics, Inc., a Texas corporation ("Payee"), at Payee's office at 1800 W. Loop South, Suite 1030, Houston, Texas 77027 (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the lesser of (a) the principal sum of Three Million and No/100 Dollars ($3,000,000.00) and (b) the unpaid balance of all principal advanced against this Promissory Note (this "Note") if that amount is less, in each case together with interest on the unpaid principal balance of this Note from time to time outstanding at the lesser of the (x) Ceiling Rate and (y) twelve percent (12.0%) per annum.

1. DEFINITIONS. As used in this Note, the following terms shall have the respective meanings indicated:

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

         "Ceiling Rate" means, on any day, the maximum non-usurious rate of interest permitted for that day by whichever of applicable federal or state laws permits the higher interest rate, stated as a rate per annum.

         "Commitment Period" has the meaning specified in Paragraph 3 hereof.

         "Debt" means the indebtedness evidenced by this Note.

         "Maturity Date" means the earlier of (a) March 31, 2001, (b) the date upon which the Merger Agreement is terminated, for any reason and (c) the date upon which the Debt may be accelerated pursuant to the provisions of this Note.

         "Merger Agreement" means that certain Agreement and Plan of Merger dated as of September 15, 2000, by and between Maker and Payee pursuant to which Maker will merge with and into Payee, with Payee surviving the merger.

2. COMMITMENT. Subject to the terms and conditions hereof, Payee agrees to make advances to Maker under this Note during the Commitment Period. Maker may prepay and reborrow amounts under this Note in accordance with the terms hereof.

3. PROCEDURE FOR BORROWING. Maker may borrow under this Note during the period commencing on October 1, 2000 and ending on the Maturity Date (the "Commitment Period") on any Business Day; provided (a) Borrower gives irrevocable notice to Payee at least three Business Days prior to the requested borrowing, (b) such notice specifies the requested borrowing date and amount to be borrowed, (c) (i) after October 1, 2000, but prior to January 1, 2001, no more than $500,000 may be requested per calendar month and (ii) on and after January 1, 2001 through the Maturity Date, no more than $750,000 may be requested per calendar month and
(d) each borrowing shall be in a minimum aggregate amount of $50,000.



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4. OBLIGATIONS. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this Note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records, which schedule shall constitute prima facie evidence of the amounts owing under this Note; provided, that any failure to make notation of any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that advance.

5. COMPUTATION OF INTEREST. Interest on the amount of each advance against this Note shall be computed on the amount of that advance and from the date it is made. Such interest shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

6. PAYMENTS.

         (a) The principal of this Note shall be due and payable on the Maturity Date.

         (b) Accrued and unpaid interest owing on the principal balance of this Note shall be paid quarterly in arrears, commencing on December 31, 2000.

         (c) This Note may be prepaid in whole or in part, without penalty.

         (d) All payments hereon made pursuant to this paragraph shall be applied first to accrued and unpaid interest, and the balance to outstanding principal.

         (e) If any payment provided for in this Note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on this Note.

7. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this Note, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this Note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this Note, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this Note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this Note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this Note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this Note shall credit against the principal of this Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note, so that the interest rate is uniform throughout the full term of this Note. The



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provisions of this Paragraph 7 shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

8. DEFAULT. The occurrence of any of the following events shall constitute a default under this Note, whereupon the obligation (if any) of Payee to make any further advances against this Note shall cease and terminate, the commitment of Payee to make advances against this Note shall automatically terminate, and the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded by law or in equity, including the right to declare the unpaid balance of principal and accrued interest on this Note at once mature and payable:

         (a) any part of the Debt and/or interest owing with respect thereto is not paid when due, whether by lapse of time or acceleration or otherwise;

         (b) the Maker: (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay its debts as they mature; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or (vi) make an assignment to an agent authorized to liquidate any substantial part of its assets;

         (c) in respect of the Maker: (i) an involuntary case shall be commenced against it with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of it; (ii) an order of any court or other authority shall be entered against it appointing any receiver or trustee for it or for any substantial portion of its property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of its property and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty (30) days after it receives notice of its entry or levy; and

         (d) (i) Maker shall be in default of any covenant, agreement or obligation under the Merger Agreement; or (ii) any representation made or deemed made by Maker under the Merger Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made.

Maker shall pay interest on the overdue Debt and, to the extent permitted by applicable law, overdue interest with respect thereto, at a rate per annum equal to the lesser of (x) the Ceiling Rate or (y) eighteen percent (18%).

9. NO WAIVER BY PAYEE. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this Note for any late payment or Maker's failure to timely fulfill its other obligations hereunder shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this Note or exercising other remedies for Maker's failure to timely perform its obligations hereunder. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of Maker's failure to timely perform its obligations under this Note.



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10. COSTS AND ATTORNEY'S FEES. Should the Debt or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, the undersigned agrees to pay to the holder of this Note, in addition to the principal and interest due and payable hereon, reasonable attorneys' and collection fees.

11. WAIVERS BY MAKER AND OTHERS. Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

12. PARAGRAPH HEADINGS. Paragraph headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.

13. VENUE; CHOICE OF LAW. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE. IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE UNDERSIGNED PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN HARRIS COUNTY, TEXAS.

14. SUCCESSORS AND ASSIGNS. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

15. SEVERABILITY. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected thereby, and this Note shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

16. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in accordance with Section 9.2 of the Merger Agreement.

17. BUSINESS LOANS. Maker warrants and represents to Payee and all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.



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18. ENTIRE AGREEMENT. THIS NOTE AND THE MERGER AGREEMENT EMBODY THE ENTIRE
AGREEMENT AND UNDERSTANDING BETWEEN PAYEE AND MAKER AND OTHER PARTIES WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDE ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. MAKER ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN MAKER AND PAYEE WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE AND THE MERGER AGREEMENT.

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         IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

                                     MAKER:

                                     POWERBRIEF, INC., a Delaware corporation


                                     By:
                                        -------------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


                                     PAYEE:

                                     INTEGRATED ORTHOPAEDICS, INC.,
                                     a Texas Corporation


                                     By:
                                        -------------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------




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                                 PROMISSARY NOTE